Exhibit 16.1





May 4, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561

Dear Sirs/Madams:

We have read Item 4 of American Vantage Companies Form 8-K dated May 4, 2006, and we agree with the statements made therein.

Yours truly,

DELOITTE & TOUCHE LLP
Las Vegas, Nevada